AGREEMENT



         This AGREEMENT (the "Agreement") is made effective as of September 1, 2005 ("Effective Date") by and among Calypte Biomedical Corporation, a Delaware corporation having its legal address at 5 Centerpointe Drive Suite 411, Lake Oswego, OR 97035, USA ("Calypte") and Marr Technologies Asia Limited, a Seychelles company having its registered office at Oliaji Trade Center - 1st floor, Victoria Mahe, Seychelles ("Marr") with reference to the following facts:

         A. Calypte and Marr have formed Beijing Calypte Biomedical Technology Ltd. (the "Company"), a corporation organized and existing in the People's Republic of China ("China") for the purpose of manufacturing, marketing, selling and distributing certain Products made by Calypte or its Affiliates in China.

         B. Calypte and Marr desire to set out their respective rights, duties and obligations in connection with the ownership and operation of the Company and any Affiliates and Subsidiaries of the Company that may exist in the future.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

            (a) "Affiliate" shall mean with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.

            (b) "Beneficially Owned" shall have the meaning given such term in Rule 13d-3 under the Exchange Act.

            (c) "Board" shall mean the Board of Directors of the Company.

            (d) "Business" shall mean manufacturing, distribution, marketing and sale of the Products in China.

            (e) "Business Day" shall mean any day that is not a Saturday, a Sunday or any day on which banks are required or authorized by law to be closed in the United States.

            (f) "Change in Control" shall be deemed to occur if the Interest held by a Shareholder is not Beneficially Owned at least 50% by such Shareholder.

            (g) "Confidential Information" shall mean the Intellectual Property Rights, Technical Data, proprietary technology, know-how, and information owned by, used by or licensed to Calypte or the Company for the production, sale, marketing or distribution of the Products and Calypte's and the Company's affairs or business or method of carrying on business, and marketing and quality control data, and other proprietary, secret and confidential information owned by Calypte or the Company. Confidential Information also means information about Calypte's or the Company's (or its or the Company's suppliers', vendors' and customers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information designated by such party as "confidential" or "proprietary," and information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential. Calypte's and the Company's customer list, and all business, financial, technical and other information relating thereto are specifically designated as Confidential Information.

            (h) "Control," "Controlling" and "Controlled" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            (i) "Controlled Affiliate" shall mean any Person which is Controlled, directly or indirectly, by a Shareholder or any Affiliate of a Shareholder.

            (j) "Fair Value" shall mean as of any date, the value of the Company determined as follows:

                  (i) If the Company's stock is listed on an established stock exchange or a national market system, the fair value of the Company will be calculated based on the value per share of common stock at the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in a source the Board considers reliable.

                  (ii) If the Company's stock is not traded as set forth above and the Company has been appraised by an independent appraiser pursuant to
Section 15 within the last year and the value of the Company has not materially changed since the date of the appraisal, the fair value of the Company will be the appraised value.

                  (iii) If the Company's stock is not traded as set forth above and the Company does not have a recent appraisal by an independent appraiser pursuant to Section 15 or the value of the Company has materially changed since the date of the most recent appraisal, the fair value of the Company will be determined by a new independent appraisal by an independent appraiser pursuant to Section 15.

            (k) "Governmental Entity" shall mean any federal, state or local government or regulatory agency, authority, commission or instrumentality.

            (l) "Intellectual Property Rights" shall mean all patent rights, copyright rights, trademark rights, trade secret rights, design rights and confidentiality rights and any other intellectual property rights recognized by the law of the relevant applicable jurisdiction.

            (m) "Interest" shall mean the shareholding Beneficially Owned by a Shareholder in the Company.

            (n) "Major Decision" shall mean in relation to the Company any of the following actions or transactions or the entering into of any contract or agreement to do any of the following actions or transactions described below, or any modification, amendment, enforcement, waiver, extension, or renewal thereof (except as limited by the terms below):

                  (i) The making of any voluntary petition or passing of any resolution for the winding-up, liquidation or dissolution of the Company;


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                  (ii) Increases in the registered capital of the Company;

                  (iii) The acquisition or disposition of any assets other than in the Ordinary Course of Business;

                  (iv) The incurrence of any indebtedness outside the Ordinary Course of Business of the Company

                  (v) The acquisition of any shares or other interest in, or making of any investment in, another company or business other than in the Ordinary Course of Business.;

                  (vi) The amalgamation or merger of the Company with any other company or legal entity;

                  (vii) Making any material change in the nature or scope of the Business or the commencement of any new business that is not ancillary or incidental to the Business;

                  (viii) Entering into any related party transaction between the Company or any direct or indirect Subsidiary of the Company, on the one hand, and any of the Shareholders or their Affiliates, on the other hand, except for transactions in the Ordinary Course of Business on terms at least as favorable to the Company or its Subsidiary as could be obtained in an arm's length transaction with an unrelated party;

                  (ix) Any amendment to the constitutional documents of the Company regarding matters specified by these Major Decisions;

                  (x) The allotment or issue of any shares or the grant of or agreement to grant any option or interest (in the form of obligations convertible into shares or otherwise) of any shares or any uncalled capital of the Company;

                  (xi) The lending of any money by the Company other than in the Ordinary Course of Business.

            (o) "Ordinary Course of Business" shall mean all matters, events and transactions that are consistent with those normally expected to be addressed in directing and carrying out the Company's current Business activities, regardless of whether the matters, events or transactions are expected to occur in the near term. A matter, event or transaction is in the Ordinary Course of Business if it is related to the Business or if it is in the same line of business as the Business.

            (p) "Permitted Transferee" shall mean the assignee of a Shareholder's Interest who acquires such Interest in a Permitted Transfer (defined in Section 5(c) below).

            (q) "Person" shall mean any individual, limited or general partnership, limited liability company, limited liability partnership, corporation, joint venture, business trust, joint stock company, trust, estate, unincorporated association, Governmental Entity or other entity of whatsoever nature.

            (r) "Products" shall mean all HIV diagnostic tests now or hereafter designed, owned, manufactured, marketed, distributed and sold by the Company, Calypte, or any Affiliate of the Company or Calypte.


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

            (s) "Services" shall mean all technical, professional and other services required in connection with the construction, operation and conduct of the Business furnished to the Company by a Shareholder.

            (t) "Shareholder" shall mean each of Calypte and Marr and each other Person that from time to time becomes a shareholder of the Company pursuant to the terms of this Agreement.

            (u) "Shareholder Controlled Affiliate" shall mean, with respect to each Shareholder, a Controlled Affiliate of such Shareholder.

            (v) "Subsidiary" shall mean, in respect of any Person, any other Person Controlled by such Person.

            (w) "Technical Data" shall mean all documentation and other technical information provided by Calypte pursuant to this Agreement.

            (x) "Transfer" shall mean, directly or indirectly, to sell, assign, convey, transfer, pledge, subject to lien, or otherwise dispose or encumber, or to enter into any contract, option or other arrangement or understanding with respect to any assignment, conveyance, transfer, pledge, encumbrance or other disposition. The terms "Transferor," "Transferee" and similar variations shall have commensurate meaning.

         2. BUSINESS OF THE COMPANY

         The Shareholders are entering into the Agreement for the purpose of conducting the Business. Subject to Section 4(e), the Shareholders may expand the scope of the Business as provided herein.


         3. OTHER DOCUMENTS

            (a) Charter Documents. Concurrently herewith, the Company is adopting the Amended and Restated Articles of Association (the "Amended Articles"), attached hereto as Exhibit A, which shall supersede in its entirety the Articles of Association dated as of November 1, 2003, upon approval of the Amended Articles by the relevant Chinese governmental authority.

            (b) Chinese Government Approvals/Licenses. The Company shall obtain all approvals, licenses, permits or alike and make all filings, reports, and notices required by Chinese law or regulations in order to carry out the intentions of this Agreement. The Shareholders shall use reasonable best efforts to assist the Company in making such filings, reports and notices and in obtaining such approvals, licenses, permits or alike and making such filings, reports and notices.

         4. CONDUCT OF THE COMPANY'S AFFAIRS

            (a) Shareholders. The Shareholders shall exercise all voting rights and other powers available to them in relation to the Company so as to procure (insofar as they are reasonably able to do so by the exercise of those rights and powers) that:


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

                  (i) the business of the Company consists exclusively of the Business and other business as may be duly approved by the Board in accordance with this Agreement and the Amended Articles (as may be amended from time to time);

                  (ii) the Company complies with the provisions of the Amended Articles (as may be amended from time to time);

                  (iii) the Board determines the general policy of the Company (subject to the provisions of this Agreement) including the scope of the Company's activities and operations, and causes such scope to be written into the business license required to be issued by the Chinese government, as such business license shall be amended from time to time to reflect changes in such scope, the Board reserving to the unanimous written approval of the members of the Board appointed by Calypte and Marr matters involving Major Decisions as described in Section 4(e) below.

            (b) Shareholder Reimbursements. Each Shareholder may charge reasonable expenses incurred by such Shareholder for the provision of Services to the Company directly related to the Business of the Company and only for expenses incurred in China or traveling to China, provided a complete accounting and budget for such costs are submitted quarterly in advance to the Board for approval.

            (c) Dividends. In 2006 the first of the four required annual meetings of the Board shall be held within thirty days of the end of the Company's fiscal year ended December 31, 2005. The agenda for such Board meeting shall include a discussion regarding distribution of profits for the previous fiscal year to the Shareholders. In each subsequent year a Board meeting shall be held within thirty days of the end of the Company's fiscal year and the agenda for such Board meeting shall include a discussion regarding distribution of profits for the previous fiscal year to the Shareholders. All shareholder distributions shall be made in proportion to each Shareholder's Interest.

            (d) Board. The business, property and affairs of the Company shall be managed by the Board in accordance with the provisions of this Agreement, the Amended Articles and all applicable law. The Board shall use all reasonable efforts to maximize the Company's profitability.

                  (i) Number of Directors. The authorized number of directors of the Board shall be established at five.

                  (ii) Composition of Board. The Board shall be composed of:

                       (A) three directors designated and appointed by Calypte, each for a four year term, which directors shall initially be J. Richard George, Paul Freiman and Theodore R. Gwin; and

                       (B) two directors designated and appointed by Marr, each for a four year term, which directors shall initially be Janak Basnet and Peter Fung

                  (iii) Voting. Each Director shall cast one vote on each resolution to be voted upon.


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

                  (iv) Removal. A director appointed by Calypte or Marr may be removed only by the Shareholder that originally placed the director. The Shareholder may remove a director it has placed with or without cause.

                  (v) Vacancies. A vacancy shall only occur in the event of the death, disability, retirement, resignation or removal of a director, and any vacancy shall be filled only by the Shareholder who originally designated such director.

                  (vi) Termination of Rights and Obligations. The right of each Shareholder to designate and appoint directors pursuant to this Section 4(d) shall terminate upon a Change in Control of such Shareholder.

                  (vii) Meetings of the Board. The Shareholders agree that:

                       (A) at least four meetings of the Board will take place each year and additional meetings of the Board will be convened at the written request of any director of the Company;

                       (B) meetings of the Board will be held at any place which has been designated in the notice of the meeting or at such place as may be approved by the Board; and

                       (C) meetings of the Board may be conducted by telephonic conference or any similar means of communication as long as all participants are able to hear and be heard.

                  (viii) Board Action. Four-fifths of the total number of directors (i.e., four directors), in person or by proxy, one of whom must be a director appointed by Marr and one of whom must be a directors appointed by Calypte shall be necessary to constitute a quorum ("Quorum") for the transaction of business at any meeting of the Board. Except as otherwise provided in Section 4(e) or other provisions of this Agreement, the action of a simple majority of directors present at any meeting at which there is a Quorum, when duly assembled, is valid. A meeting at which a Quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required Quorum for such meeting.

                  (ix) Notice of Meetings. Notices of meetings of the Board, including the time and place of any proposed meeting and a proposed agenda for such meeting, shall be delivered personally to each of the directors or personally communicated to them by an officer of the Company by telephone and confirmed in writing by facsimile, or communicated by overnight courier service (receipt requested) at least forty-eight (48) hours in advance of such proposed meeting, unless waived by each of the directors. Notice shall be transmitted to the last known facsimile number or address of the director as shown on the records of the Company. Such notice as above provided shall be considered due, legal and personal notice to such director. With respect to a meeting which has not been duly called or noticed pursuant to the foregoing provisions, all transactions carried out at the meeting are as valid as if they had been carried out at a meeting regularly called and noticed if: (i) all directors are present at the meeting, and sign a written consent to the holding of such meeting, (ii) a Quorum is present at the meeting and those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which waiver, consent or approval shall be filed with the other records of the Company, or (iii) all directors attend a meeting without notice and do not protest prior to the meeting or at its commencement that notice was not given to them. If a director fails to attend a meeting either in person or by proxy after three (3) successive notices sent in accordance with the notice provisions provided herein, the absent director shall be deemed to have attended the meeting but waived his right to vote at such a meeting.


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

                  (x) Action by Written Consent in Lieu of Meeting. Any action required or permitted to be taken by the directors may be taken without a meeting and will have the same force and effect as if taken by a vote of directors at a meeting properly called and noticed, if authorized by a written resolution which has been received by all directors and affirmatively adopted in writing by the requisite number of directors necessary to pass such a resolution as stipulated in this Agreement, i.e., for Major Decisions, action must be taken with the written consent of all of the directors; for those matters that are not Major Decisions, action can be taken with the consent of three directors. Such consent shall be filed with the records of the Company.

                  (xi) Reimbursement of Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board.

            (e) Major Decisions. The Company shall not take any action constituting a Major Decision without the unanimous written approval of the members of the Board appointed by Calypte and Marr. Any determination not specifically included in the definition of "Major Decision" and/or otherwise specifically identified in this Agreement as requiring approval of more than a majority of the Board, shall be made by the Board acting by majority vote in conformity with the provisions of Section 4(d).

         5. RESTRICTIONS ON TRANSFER

            (a) General Prohibition on Transfer of Interest. Except for Permitted Transfers (as defined below), no Shareholder nor any of its Permitted Transferees shall be entitled to Transfer its Interest in the Company or any interest therein held directly or indirectly by it. Any attempted Transfer other than a Permitted Transfer shall be void ab initio and the Shareholder shall not cause the Company to submit any such purported Transfer on its share register to relevant Chinese government authorities for approval and such a purported Transfer shall constitute a breach of this Agreement. After the consummation of any Permitted Transfer of any portion of its Interest, the portion of its Interest so Transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfers shall be required to comply with all the terms and provisions of this Agreement.

            (b) Permitted Transferees. Any Permitted Transferee of a Shareholder shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were Calypte (in the case where Calypte or a Permitted Transferee of Calypte is the Transferor) or Marr (in the case where Marr or a Permitted Transferee of Marr is the Transferor). Prior to the initial acquisition of Beneficial Ownership of an Interest by any Permitted Transferee and as a condition thereto, each Shareholder agrees to cause its respective Permitted Transferees to agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement. A Permitted Transfer shall not release any Person from any liability that such Person may have to the other parties to this Agreement prior to the date of such Transfer, but shall release the Transferor from all future obligations accruing under this Agreement after the date of Transfer, provided the Permitted Transferee assumes all such obligations of the Transferor hereunder.


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

            (c) Permitted Transfers. The following Transfers of an Interest shall be permitted ("Permitted Transfers"):

                  (i) Transfers to Controlled Affiliates. Transfers of all or any portion of the Interest held by a Shareholder, directly or indirectly through either (a) a Transfer of equity ownership in such Shareholder, to a Controlled Affiliate of such Shareholder, or (b) a Transfer of such Shareholder's Interest to a Controlled Affiliate of such Shareholder provided there is no Change in Control resulting therefrom.

                  (ii) Bona Fide Transaction Transfers. A Transfer of all or any portion of a Shareholder's Interest in a bona fide transaction, if the Shareholder has complied with the provisions of Section 5(d).

            (d) Right of First Refusal. In the event a Shareholder desires to Transfer all or any part of its Interest (a "Selling Shareholder") to a third party, the non-selling Shareholder will have a right of first refusal ("Right of First Refusal") on all sales of all or any part of the Selling Shareholder's Interest. The Selling Shareholder shall first provide to the non-selling Shareholder a written notice of proposed sale ("Notice of Proposed Sale") which shall specify the terms and conditions for such sale (excluding any terms which are not reasonably capable of acceptance or performance by the non-selling Shareholder) including the portion of such Selling Shareholder's Interest proposed to be sold and the price therefore and the identity of the Purchaser. The non-selling Shareholder shall then have thirty (30) calendar days from the date of such Notice of Proposed Sale ("Acceptance Period") in which to elect to purchase such Selling Shareholder's Interest on the same terms and conditions as specified in such Notice of Proposed Sale by providing the Selling Shareholder written notice of its acceptance of such offer to purchase. To the extent permitted by Chinese law, if any component of the price specified in the Notice of Proposed Sale includes the issuance of a third party's securities or property other than cash, a non-selling Shareholder will be deemed to have accepted the terms of such Notice of Proposed Sale if it agrees to pay the fair market value of such securities or other property. If such securities are traded on a nationally recognized securities exchange, the fair market value of such securities component shall be the closing price of such securities on the date of such Notice of Proposed Sale or, if not so traded, the fair market value of such securities will be determined by an Independent Appraiser in accordance with Section 15. The fair market value of any other property will also be determined by an Independent Appraiser in accordance with Section 15. If the non-selling Shareholder has not given notice to the Selling Shareholder of its agreement to purchase the Selling Shareholder's Interest within the Acceptance Period prescribed above, then the Selling Shareholder shall be free to consummate the sale of its Interest within sixty (60) days on the same terms and conditions specified in such Notice of Proposed Sale. If such sale is not consummated within such sixty (60) day period immediately following the Acceptance Period, then any sale of such Selling Shareholder's Interest must comply with the provisions of this Section 5(d) and a new Notice of Proposed Sale shall be provided to the non-selling Shareholder.

            (e) Share of Interest Held by Shareholder Controlled Affiliates. Each of the Shareholders agrees that in the event any share of its Interest is held by any of its Controlled Affiliates (whether as of the date of this Agreement or at some other date as a result of a Transfer in accordance with
Section 5), the Shareholder and its Controlled Affiliates that hold such share shall be treated as one shareholder for the purposes of all provisions of this Agreement. Each Shareholder agrees that it will cause its applicable Controlled Affiliates to agree to be bound by the terms and conditions of this Agreement and that, to the extent the Shareholder is entitled to make decisions pursuant to this Agreement, such decisions shall be made by the Shareholder or one of its designated Controlled Affiliates.


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

         6. WORKING CAPITAL

            (a) Initially, the Shareholders shall fund the working capital of the Company in the aggregate amount of USD 600,000 in the form of an equity capital contribution as follows: Calypte USD 306,000 and Marr USD 294,000.

            (b) Thereafter, the Shareholders may be required to fund additional amounts as may be necessary and/or prudent to fund the working capital requirements of the Company in such amounts and in such manners as the Shareholders may, from time to time, determine.

         7. MANAGEMENT

            (a) Officers. Day-to-day management of the operations of the Company shall be delegated to the officers of the Company who will serve at the pleasure of the Board, exercise such powers and perform such duties as shall be determined from time to time by the Board, and act in good faith to operate the Company's business. The officers of the Company will consist of the Chairman of the Board, who is the legal representative of the Company, general manager, president, finance manager and such other officers as the Board determines from time to time to be appropriate (collectively the "Management"). All officers shall report to the Board.

                  (i) Chairman of the Board. The Chairman of the Board is the legal representative of the Company. The Chairman of the Board will maintain the legal representative personal signature chop. The right to appoint the Chairman of the Board will be rotated between Marr and Calypte. The term of the Chairman of the Board will be four years. The Chairman of the Board for the first four-year term will be Mr. Janak Basnet, appointed by Marr.

                  (ii) President. The president will act as the senior business development and sales executive of the Company. The initial president will be Mr. Peter Fung.

                  (iii) General Manager. The general manager will act as the chief of operations. The general manager's duties will include oversight of the day-to-day operations of the Company. The General Manager will maintain the corporate chop of the Company.

                  (iv) Finance Manager. Finance Manager shall be in charge of the financial and accounting affairs of the Company. The finance manager will maintain the financial affairs chop of the Company.


         8. INTERNAL CONTROLS AND ACCOUNTING.

            (a) The Company will conduct its business at all times in accordance with high standards of business ethics and maintain full and accurate books, records and accounts which will, in reasonable detail, accurately and fairly reflect all transactions of the Company in accordance with generally accepted accounting principles, procedures and practices in the United States ("GAAP") which have been consistently applied. All recordkeeping and accounting policies and procedures will comply with all United States laws and regulations. The Company will ensure that a set of the Company's annual and quarterly accounts, based on a December 31st fiscal year, is prepared in English and audited in accordance with GAAP. Notwithstanding, and in addition to, the foregoing, the Company will maintain full and accurate books, records and accounts in accordance with all applicable rules and regulations in China.


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

            (b) Reports. Management must provide the Board and the Shareholders with sufficient management and financial information and reports to allow the Board and the Shareholders to monitor the conduct of the Business.

            (c) Appointment of Independent Auditor. Initially, the Board of Directors appoints BDO Seidman as the independent auditor of the Company (the "Auditor"). The Auditor shall examine and audit the financial accounts of the Company and report the results to the Board.

            (d) Bank Accounts. Company funds shall be deposited in the name, and for the sole benefit, of the Company in such bank or savings and loan accounts of the Company as may be designated by the Board. The Board shall make disbursements solely for the Business of the Company or for distributions to the Shareholders in accordance with this Agreement and the Articles of Association. All disbursements of monies will require the written authorization of two authorized signatories, one of which shall be the Chairman of the Board or the General Manager or the Finance Manager and the other shall be any employee designated with signatory authority.

            (e) Fiscal Year. The Company's fiscal year shall begin on January 1st and end on December 31st of that calendar year.

         9. CONFIDENTIAL INFORMATION; COMPETITION

            (a) Treatment of Confidential Information. Confidential Information will be kept confidential and shall not be disclosed, in whole or in part, to any Person other than Affiliates, officers, directors, employees, agents or representatives of the Company or of a Shareholder or the Company's or such Shareholder's legal counsel or independent auditors, (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement and the transactions contemplated hereby. The Company and each Shareholder agree to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such Persons to treat such Confidential Information in accordance with the terms of this Section 9. The Company and each Shareholder agree to be liable for any breach of the terms hereof by its Representatives. Nothing herein shall prevent the Company or either Shareholder from disclosing confidential Information (i) upon the order of any court or administrative agency, (ii) as required by law or upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, and/or (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder. Notwithstanding the foregoing, in the event that the Company or any Shareholder intends to disclose any Confidential Information pursuant to clause
(i) or (ii) of the preceding sentence, such Person agrees to (x) provide the other parties hereto with prompt notice before such disclosure in order that such parties may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information and (y) cooperate with such parties in attempting to obtain such order or assurance. The Company and each Shareholder agrees that it or he will maintain all Confidential Information disclosed to it in strict confidence and will take all reasonable measures to maintain the confidentiality of all such Confidential Information in its or his possession or control, but in no event less than the measures it or he uses to maintain the confidentiality of its or his own information of similar importance. The provisions of this Section 9 will survive termination of this Agreement.


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

            (b) Company Employees. The Company shall require each of its officers and employees to sign written undertakings or agreements with the Company not to disclose any Confidential Information.

            (c) Public Announcements. No Shareholder shall be entitled to make or permit or authorize the making of any press release or other public statement or disclosure concerning this Agreement or any of the agreements or transactions contemplated herein without the prior written consent of the other Shareholder, except as otherwise may be required by law or the rules of a stock exchange relevant to that Shareholder or its Affiliates, and then only upon the advise of such Shareholder's legal counsel.

            (d) Noncompetition. As a condition to the transactions contemplated by this Agreement, and as a means reasonably designed to protect the Confidential Information of Calypte and the Company, during the term of this Agreement and for a period of three and one-half ( 3 1/2 years after termination or expiration of this Agreement (the "Term"), Marr, on behalf of itself and each of its Affiliates, will not, without the prior written consent of Calypte, anywhere in the world, directly or indirectly, engage in, assist (financially or otherwise), associate with, or perform services (other than on behalf of the Company) in the Business of the Company, including, without limitation, whether such engagement, assistance, association or performance is as an individual, principal, officer, director, proprietor, employee, developer, engineer, designer, partner, shareholder or other investor (other than as a holder of shares of any amount in Calypte or as a holder of less than 2 percent (2%) of the outstanding capital stock of any other publicly traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, or otherwise permit its name to be used or employed with any such Business of the Company provided however that Marr will be permitted to carry on the Business of the Company, without the requirement to obtain the prior written consent of Calypte, from such time (if any) as it becomes the holder of all of the issued shares of the Company. For purposes of this Section 9, "Business of the Company" shall mean (a) the business previously or currently conducted by the Company, or currently proposed to be conducted by the Company, and/or (b) any other activities in which the Company or its Affiliates is engaged (or with respect to which the Company or one or more of its Affiliates has made material preparations to engage) during the term of this Agreement.

                  (i) Reasonable Restrictions. Marr hereby represents and acknowledges that the restrictions stated herein on the activities in which Marr may engage upon termination or expiration of this Agreement are reasonable. The worldwide restriction is reasonable because Calypte presently does business, or has a bona fide plan of doing business, throughout the world. The period of time designated above is reasonable in relation to the nature of the Business of the Company.

                  (ii) Non-solicitation. For a three and one-half (3 1/2) year period following expiration or termination of this Agreement, Marr will not solicit or attempt to solicit, or assist any Affiliate or third party to solicit or attempt to solicit any of Calypte's or the Company's employees, customers, vendors or suppliers with whom Marr became acquainted during the term of this Agreement either for Marr, an Affiliate of Marr, or for any other Person, in connection with sales of products comparable to the Products.

            (e) Specific Performance. Calypte and/or the Company may seek to enforce the provisions of this Section 9 by injunction or other equitable relief, and Marr hereby specifically recognizes that Calypte and the Company may not have an adequate remedy at law in order to compel the enforcement of this provision.

            (f) Consideration. Marr agrees and acknowledges that the value to be derived by it and him from the transactions contemplated by this Agreement constitutes substantial value and shall serve as exclusive consideration for its and his agreements set forth in this Section 9, and that no additional consideration is payable or necessary in connection therewith.

         10. COVENANTS, REPRESENTATIONS AND WARRANTIES

            (a) Compliance with Applicable Law. Each Shareholder shall comply with all applicable laws, regulations, rules and orders of governmental authorities the non-compliance with which could have a material adverse effect on the business affairs or financial condition of the Company.

            (b) No Restrictive Covenants. No Shareholder shall enter into or become subject to any contract, agreement, restriction or covenant which would apply to the Company so as to impair or inhibit the Company's ability to conduct its business as contemplated herein or otherwise frustrate the business of the Company.

            (c) Organization. Each Shareholder represents and warrants that, on and as of the date of this Agreement, it is duly organized and existing under the laws of its jurisdiction of organization, that it has the corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any contracts by which it is bound, including, without limitation, this Agreement. Each Shareholder has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable against it in accordance with its terms.

            (d) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with, or result in any violation of, or default by such Shareholder under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a) any provision of such Shareholders' constituent documents, (b) any material contract of such Shareholder, or (c) any instrument, permit, concession, franchise, license, judgment, law, regulation, order or decree applicable to the Shareholder or its properties, assets or subsidiaries.

            (e) Businesses of Shareholders. Subject to Section 9, each Shareholder and its respective Affiliates may engage in and/or possess an interest in other business ventures of any nature and description, independently or with others, and neither the Company nor the Shareholders shall have any right by virtue of this Agreement in or to any such independent venture or to any income or profits derived therefrom and no Shareholder or any Affiliate of any Shareholder shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and each of them shall have the right to take for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity.

            (f) No Encumbrances on Interest. No Shareholder shall pledge, mortgage, charge or otherwise encumber its Interest without the prior written consent of the other Shareholder.

            (g) Export Assurances. The Company and each Shareholder and each of their respective Affiliates acknowledges and agrees that, all Technical Data may be subject to export controls imposed by the United States Export Administration Act of 1979, as amended (the "Export Administration Act") or any future United States export control legislation and the regulations promulgated thereunder. The Company and each Shareholder and their respective Affiliates agrees not to export or re-export, directly or indirectly, any Technical Data without complying with the Export Administration Act. The Company and each Shareholder certify that neither the Technical Data nor its direct product: (a) are intended to be used for any purpose prohibited by the Export Administration Act or regulations including, without limitation, nuclear related activities or chemical/biological weapons or missiles; and (b) are intended to be released, shipped or re-exported, either directly or indirectly, to a national of a country or any other destination to which the United States has prohibited shipment. This subsection 10(g) shall survive any termination or expiration of this Agreement. Each Shareholder acknowledges and agree that this subsection 10(g) is required by the Export Administration Act and is not intended to, nor does it, modify more restrictive provisions in this Agreement regarding the use by any Shareholder or the Company of Technical Data.

            (h) Referral and Solicitation of Customers. Each Shareholder will refer all inquiries of customers for Products in China to the Company.

         11. Term and Termination. The Term of this Agreement shall commence upon execution of this Agreement and shall continue in effect until terminated upon:

            (a) The mutual agreement of the Shareholders; or

            (b) A resolution of the Board (subject to Section 4(e)) or of a court with jurisdiction over the Company's affairs causing the Company to be wound-up.

         12. DISPUTE RESOLUTION

            (a) Negotiation. Each of the Shareholders and the Company shall attempt in good faith to resolve any dispute arising out of or relating to the interpretation, breach or termination of this Agreement (a "Dispute") promptly by negotiations between Calypte and Marr.

            (b) A Shareholder or the Company shall give the other Shareholder and the Company written notice of any Dispute not resolved as set forth in
Section 12(a). Within twenty (20) days after delivery of such a notice, the Shareholders and the Company shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this Section 12 shall be confidential.

            (c) Arbitration. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in San Francisco, California before a board of three arbitrators, one selected by each party, and the third by the two persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration

Association ("AAA") then in effect. The arbitrators shall each be experienced in the matters that are the subject of the Dispute or fundamental to understanding the nature of the Dispute. The notice of intent to arbitrate shall name one arbitrator, and the party(ies) receiving the notice shall name the second arbitrator within fifteen (15) days or the moving party may select the second arbitrator from a list supplied by the AAA. In the event that these two arbitrators cannot agree upon a third arbitrator within fifteen (15) days, then the third arbitrator shall be selected from the list provided by the AAA with the parties striking names in order with the party striking first to be determined by the flip of a coin. The parties hereby consent to the in personam jurisdiction of the courts of the State of California for purposes of confirming any such award and entering judgment thereon. In any arbitration proceedings hereunder, (a) all testimony of witnesses shall be taken under oath; (b) discovery will be allowed to the same extent as available under the rules then applicable to civil actions under Delaware law; (c) upon conclusion of any arbitration, the arbitrators shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award; and (d) the rules of evidence as then applicable to civil actions under Delaware law shall be applied in the arbitration. Each party agrees that the arbitration provisions of this Agreement are its exclusive damage remedy and expressly waives any right to seek redress in another forum. The arbitrators shall have the authority to allocate between the parties the costs of arbitration in such equitable manner as the arbitrators may determine.

            (d) Irreparable Harm. Each Shareholder hereby reserves its right to seek immediate injunctive relief in the event of the breach of any provision of this Agreement where such breach may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, the Shareholders agree that, in addition to any other legal remedies to which a non-breaching Shareholder might be entitled, such Shareholder may seek immediate injunctive relief in the event of any breach of any of the provisions of this Agreement either through arbitration or through the courts.

         13. LIMITATION ON DAMAGES, CONTRACTUAL LIMITATIONS PERIOD

            (a) Limitation on Damages. No Shareholder shall be liable for any indirect, special, incidental or consequential loss or damage (including, without limitation, loss of profits or loss of use) suffered by any other Shareholder arising from or relating to a Shareholder's performance, non-performance, breach of or default under a covenant, warranty, representation, term or condition hereof, except with respect to a claim arising from such Shareholder's gross negligence, willful misconduct or fraudulent actions.

            (b) Contractual Limitation Period. Any arbitration, litigation, judicial reference or other legal proceeding involving the parties shall be commenced within three (3) years after the accrual of the cause of action.

         14. DISSOLUTION AND WINDING UP

            The Company shall be dissolved and wound up upon the resolution of the Board pursuant to Section 4(e) pursuant to a proposal approved and unanimously adopted by the Board. The Board shall supervise the liquidation and winding up of the Company.

         15. INDEPENDENT APPRAISAL

            (a) Application of Section. This Section 15 applies where the parties are required to obtain an independent appraisal of the Company under the Agreement. In no event, shall the Company be appraised more than once per fiscal year.

            (b) Appointment of Independent Appraiser.

                  (i) If this Section 15 applies, the Board shall appoint a suitably qualified and experienced independent appraiser, corporate adviser, chartered accountant (excluding the Auditor), investment banker or merchant banker as an Independent Appraiser to determine the value of the Company in accordance with this Section 15.

                  (ii) If the Board fails to appoint a person as contemplated herein, the Independent Appraiser will be appointed by the Auditor. In appointing the Independent Appraiser, the Auditor must ensure that the Independent Appraiser satisfies the criteria set out in paragraph (iii) below.

                  (iii) The Independent Appraiser must not have had any business dealings with any Shareholder or any of its Affiliates during the two (2) year period immediately preceding the date of appointment.

            (c) Appraisal. The Independent Appraiser must be instructed to determine the fair value of the Company by valuing the Company as a whole on a "going concern" basis (taking into account the terms of this Agreement) as at the end of the month before the month in which the Independent Appraiser is appointed under this Section 15 ("Valuation Date"). In making its valuation, the Independent Appraiser shall assume that the event which has given rise to the appointment of the Independent Appraiser has occurred even if, as of the Valuation Date, it had not occurred.

            (d) Access to Information. The Board shall ensure that the Independent Appraiser has a right of access at all reasonable times to the accounting records and other records of the Company and is entitled to require from any officer of the Company any information and explanation which the Independent Appraiser requires to value the Company.

            (e) Period of Determination. The Board must use commercially reasonable efforts to ensure that the Independent Appraiser makes a determination as soon as practicable and in any event within sixty (60) days after appointment.

            (f) Process. The Shareholders agree that, in determining a value for the Company under this Section 15, the Independent Appraiser:

                  (i) will act as an expert and not as an arbitrator;

                  (ii) may obtain or refer to any documents, information or material and undertake any inspections or inquiries as he or she determines appropriate;

                  (iii) must provide the Shareholders with a draft of its determination and must give the Shareholders a reasonable opportunity to comment on the draft determination before it is finalized; and

                  (iv) may engage any assistance which it reasonably believes is appropriate or necessary to make a determination.

            (g) Final and Binding. The Independent Appraiser 's determination will be final and binding on the Shareholders.

            (h) Costs. The Shareholders will split the costs and expenses of the Independent Appraiser.

         16. Sales and Distribution Joint Venture

         The Shareholders agree to enter into a joint venture agreement regarding sales and distribution of the Products in China and pursuant to which such joint venture will be the exclusive distributor of the Products in China.

            (a) Calypte undertakes to procure that no Person, including without limitation, Calypte itself, manufactures Products for distribution or sale in China, other than the Company.

            (b) The Company shall not, and the Shareholders shall procure that it shall not, sell, transfer or in any way distribute Products for sale or distribution in China other than to a company of which Calyte and Marr or an Affiliate of Marr are the sole shareholders.

            17. MISCELLANEOUS PROVISIONS

            (a) Governing Law. This Agreement and the rights and liabilities of the Shareholders hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof.

            (b) Jurisdiction. Each party hereby consents exclusively to the jurisdiction of the state and federal courts sitting in San Francisco, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in this Agreement, and that when so made shall be as if served upon it personally within the State of California.

            (c) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

            (d) Construction. References in this Agreement to a statute or statutory instrument include a statute or statutory instrument amending, consolidating or replacing it, and references to a statue include statutory instruments and regulations made pursuant to it. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. This Agreement has been negotiated by the Shareholders hereto, each of which has been independently represented by counsel and shall be interpreted in accordance with its terms without any strict construction for or against any Shareholder.

            (e) Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the Shareholders to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English version.

            (f) Survival. All representations and warranties herein shall survive until the dissolution and final liquidation of the Company, except to the extent that a representation or warranty expressly provides otherwise. In addition Section 9 (Confidential Information; Competition), Section 12 (Dispute Resolution), Section 13 (Limitation on Damages; Contractual Limitation Period),
Section 16 (Miscellaneous) and Section 17 (Waiver of Conflict of Interest) shall survive the expiration or earlier termination of this Agreement.

            (g) Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereto is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the terms or provisions of this Agreement and the Shareholders agree that they will negotiate in good faith to achieve an agreement that produces the same or a substantially similar result.

            (h) Assignment; Successors. Except as otherwise set forth herein, neither party may assign or delegate any of its rights or obligations hereunder. Any assignment or delegation in derogation of this Section 16(h) shall be null and void. Subject to the limitations on transferability contained herein, each and all of the covenants, terms, provisions and agreements herein contained in shall be binding upon and inure to the benefit of the successors and assigns (including an assignee of all or part of an interest in the Company) of the respective Shareholders hereto.

            (i) Execution and Counterparts. This Agreement and any amendment hereto may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. In addition, this Agreement may be executed through the use of counterpart signature pages. The signature of any Shareholder on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document.

            (j) Third Party Beneficiary. No provision of this Agreement is intended to be for the benefit of or enforceable by any third party except for the Company.

            (k) No Agency. Nothing in this Agreement shall be deemed to create any partnership or agency relationship between the Shareholders. The Shareholders and the Company are each independent companies who shall operate with each other in arm's length transactions. No Shareholder nor the Company shall be entitled to act on behalf of and/or bind any one or more of the others without prior written authorization establishing its authority to do so.

            (l) Entire Agreement. This Agreement, together with Exhibit A thereto, collectively set out the entire understanding and agreement between the Shareholders with respect to the matters specifically addressed herein and therein and merges and supersedes all previous communications, negotiations, representations and agreements, either oral or written, with respect to the subject matter hereof and thereof. No agreements, guarantees or representations, whether oral or in writing, have been concluded, issued or made, upon which any Shareholder is relying in concluding this Agreement or the Amended Articles except to the extent expressly set out herein or therein.

            (m) Amendment. The amendment of this Agreement shall require the written consent of each Shareholder hereto.

            (n) Notices. Any notice, consent, election, approval, payment, demand, or communication required or permitted to be given by this Agreement shall be in writing, must be in English and shall be deemed to have been sufficiently given or served for all purposes if delivered personally or by facsimile to the Shareholder or to an officer of the Shareholder to which directed or if sent by registered or certified mail, postage and charges prepaid addressed to the address contained in the records of the Company. Any such notice shall be deemed to be given on the date on which it was delivered personally, sent by facsimile with transmission confirmation (provided that the Shareholder giving notice shall also have deposited such notice for mailing pursuant to the provisions of this Section 16(n) or three (3) calendar days (or, if to an address outside the United States, seven (7) calendar days) after deposited in a regularly maintained receptacle for the deposit of United States Air Mail addressed as set out above. Any Shareholder may change its address for purposes of this Agreement by giving the other Shareholder notice of such change in the manner as set out above.

            (o) Further Documents. The Shareholders agree to execute and deliver to each other and/or to the Company, as the case may be, all such additional instruments, to provide all such information, and to do or refrain from doing all such further acts and things as may be necessary or as may be reasonably requested by any Shareholder hereto, more fully to vest in, and to assure each Shareholder of, all rights, powers, privileges, and remedies, herein intended to be granted or conferred upon such Shareholder or the Company.

            (p) Action by the Company. Wherever in this Agreement it states that any action is to be taken by the Company, it shall mean that the Shareholders to this Agreement shall endeavor to use all reasonable efforts as Shareholders of the Company to cause the Company to take such action as herein described.

            (q) Several Liability. The obligations of each of the Shareholders under this Agreement are several and not joint.

            (r) Prevalence of Agreement. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Amended Articles, as may be amended from time to time, the terms of this Agreement shall prevail, except as otherwise provided by applicable law, provided however, that the Shareholders shall cause the Amended Articles (and any amendments thereof) to be consistent with this Agreement.

            (s) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart signed by the other party hereto.

         18. WAIVER OF CONFLICT OF INTEREST

         EACH OF THE SHAREHOLDERS HAS BEEN REPRESENTED BY SEPARATE COUNSEL
IN CONNECTION WITH THIS AGREEMENT AND EXHIBIT A HERETO. THE LAWYERS, ACCOUNTANTS AND OTHER EXPERTS WHO HAVE PERFORMED SERVICES FOR THE SHAREHOLDERS IN THE PAST MAY PERFORM SERVICES FOR THE COMPANY AND MAY CONTINUE TO ALSO PERFORM SERVICES FOR THE SEPARATE SHAREHOLDERS IN THE FUTURE. TO THE EXTENT THAT SUCH DUAL REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY AND EACH OF THE

SHAREHOLDERS HEREBY EXPRESSLY WAIVE ANY SUCH CONFLICT OF INTEREST WITH RESPECT TO ANY SUCH DUAL REPRESENTATION RELATIVE TO THE NEGOTIATION, AUTHORSHIP AND EXECUTION OF THIS AGREEMENT AND THE RELATED AGREEMENTS.


                  (Remainder of Page Intentionally Left Blank)

                          [SIGNATURE PAGE TO AGREEMENT]


         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.




CALYPTE BIOMEDICAL CORPORATION           MARR TECHNOLOGIES ASIA LIMITED

By:   /s/ J. Richard George              By:   /s/ Janak K. Basnet
      -------------------------------          ---------------------------------
      Name:  J. Richard George                 Name:  Janak Basnet
      Title:  President & CEO                  Title:  Chief Executive Officer

Date:                                    Date:
      -------------------------------          ---------------------------------